                                                                   EXHIBIT 10.24
                                      CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR
                                 PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24B-2
                           UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED




                   JOINT DEVELOPMENT AND OPERATING AGREEMENT

                            ELAN CORPORATION, PLC,

                      ELAN INTERNATIONAL SERVICES, LTD.,

                             ENDOREX CORPORATION,

                                      AND

                              ENDOREX NEWCO, LTD.

JOINT DEVELOPMENT AND OPERATING AGREEMENT, made as of October 21, 1998 by and among ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland ("Elan"), ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("EIS"), ENDOREX CORPORATION, a Delaware corporation ("Endorex"), and ENDOREX NEWCO, LTD., a Bermuda corporation (the "Company").

                                   RECITALS

A. Endorex has proprietary know-how and expertise relating to, inter alia, the research, development and commercialization of pharmaceutical formulations capable of delivering drugs.

B. Elan is knowledgeable in the discovery, research, development, manufacture and marketing of pharmaceutical formulations and devices capable of delivering drugs, including the Medipad System. Elan owns or has licensed the Elan Technology either itself or through EMT (defined below). Elan also owns and uses certain trademarks in connection with the manufacture, marketing and sale of the Medipad System, including the Elan Trademarks. Elan Medical Technologies Limited is a wholly owned subsidiary of Elan ("EMT").

C. EIS and Endorex have, as of the date hereof, subscribed for the initial share capital of the Company and agreed to co-operate in the management of its business, which will be to research and develop certain Elan Royalty Products incorporating the technologies developed and/or to be developed by Elan and Endorex and to distribute and sell such Elan Royalty Products throughout the world.

D. Elan, EIS, Endorex and the Company have agreed to enter into this Agreement for the purpose of recording the terms and conditions of the Joint Venture and regulating their relationship with each other and certain aspects of the affairs of and their dealings with the Company.

                                   AGREEMENT

          The parties hereto agree as follows:

                                   CLAUSE 1

                                  DEFINITIONS

1.1 In this Agreement, the following expressions shall, where not inconsistent with the context, have the following meanings respectively.

     "AFFILIATE" means any corporation or entity, other than the Company, controlling, controlled or under the common control of Elan or Endorex, as the case may be. For the purposes of this definition, "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors;

     "AGREED" means agreed by all Parties and confirmed in writing;

     "AGREEMENT" means this agreement (which expression shall be deemed to include the Recitals and the Schedules hereto);

     "BUSINESS" means the business of the Company as described in Clause 2 and as more particularly specified in the Plan and such other business as the Parties may agree from time to time in writing should be carried on by the Company;

     "COMPANY COMPOUND(S)" means the [****] compounds made, invented, acquired, developed or licensed by the Company and, if applicable, any Substitute Compound;

     "COMPANY SUBSCRIPTION AGREEMENT" means the Subscription and Stockholders Agreement of the Company, made by and between EIS, Endorex and the Company as of the date hereof;

     "COMPANY TECHNOLOGY" shall have the meaning as such term is defined in the License Agreement;

     "COST" means, depending upon the context, one of the following:

     In the case of the [****] Cost shall comprise, [****] excluding [****].

     In the case of [****] Cost will be calculated, [****] and will exclude [****].

     In the case of [****] Cost will comprise the amount [****] including
     [****].

     "DIRECTORS" means the members of the Company's board of directors, as more fully described in Clause 12;

     "DISPUTE" means, collectively, a Committee Dispute and a Management Dispute, each as defined in Clause 15;

     "EFFECTIVE DATE" means the date hereof;

     "ELAN DIRECTOR" means a director or directors of the Company to be appointed by EIS pursuant to Clause 12;

     "ELAN ROYALTY PRODUCT" means a Medipad(TM) System based on, using and/or incorporating the Elan Technology and containing a Company Compound, and, if applicable, any Substitute Product;

     "ELAN TECHNOLOGY" shall have the meaning as such term is defined in the License Agreement;

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     "ELAN TRADEMARKS" shall have the meaning as such term is defined in the License Agreement;

     "EXCHANGE RIGHT" means the right of Elan, as described in the Company Subscription and Stockholders Agreement made by and among EIS, Endorex and the Company, as of the date hereof, whereby Elan may increase its ownership percentage of the common stock of the Company to 50 %;.

     "ENDOREX DIRECTOR" means any director or directors of the Company appointed by Endorex, pursuant to Clause 12;

     "EXPERT" shall have the meaning assigned to it in Clause 15.5;

     "FIELD" means the research, development, and commercialization of

     (i)   [****] or

     (ii)  the Substitute Compound;

     "FINANCIAL YEAR" means that time period commencing on January 1st and expiring on December 31st of each calendar year;

     "GLP" AND "GMP" means current Good Laboratory Practises and current Good Manufacturing Practises, respectively;

     "INDEPENDENT THIRD PARTY" means any Person other than Elan, Endorex, the Company and/or any of their respective Affiliates;

     "KNOW-HOW" means all trade secrets, confidential scientific, technical and medical information and expertise, technical data and marketing information, studies and data including, but not limited to, unpatented inventions, discoveries, designs, theories, plans, ideas (whether or not reduced to practice);

     "LICENSE AGREEMENT" means the license agreement between Elan, Endorex, the Company and EMT dated as of the date hereof;

     "MANAGEMENT COMMITTEE" shall have the meaning as such term is defined in Clause 3;

     "MEDIPAD SYSTEM" means Elan's ambulatory, subcutaneous, micro-infusion pump device and related technology;

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     "PANEL" shall have the meaning as such term is defined in Clause 15;

     "PARTICIPANT" means Endorex or Elan, as the case may be, and "PARTICIPANTS" means each of the Participants together;

     "PARTY" means Elan, EIS, Endorex or the Company, as the case may be, and "Parties" means all or some of them together, as applicable;

     "PATENTS" means all and any patents and any applications therefor in the Territory (including any and all divisions, continuations, continuations-in-part, extensions, additions or reissues thereto or thereof);

     "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature;

     "PLAN" means the plans to be prepared and approved by the Directors, including mutual agreement of the Elan Director and the Endorex Director, pursuant to Clause 14, in conjunction with the Research and Development Program, for the conduct of the Business of the Company for each Financial Year for the duration of this Agreement which shall include, in particular, details of the planned budget for research and development expenses to be incurred in that Financial Year, for which each of the Participants shall be responsible, and how such expenses shall be funded;

     "PROVIDING PARTY" shall have the meaning assigned to such term in Clause
     4.4;

     "R&D COMMITTEE" means the committee established pursuant to Clause 3.2;

     "REGULATORY APPLICATION" means any regulatory application or any other application for marketing approval for an Elan Royalty Product but not the Medipad System alone, which the Company will file in any country of the Territory, including any supplements or amendments thereto;

     "REGULATORY APPROVAL" means the final approval to market an Elan Royalty Product but not the Medipad System alone, in any country of the Territory, including pricing and reimbursement approval and any other approval which is required to launch the Elan Royalty Product in the normal course of business;

     "RELEVANT EVENT" shall have the meaning as such term is defined in Clause
     16;

     "RESEARCH AND DEVELOPMENT PROGRAM" means the program of research and development work being conducted or to be conducted for and on behalf of the Company which have been devised by the R&D Committee and approved by the Management Committee;

     "RHA" means any relevant government health authority (or successor agency thereof) in any country of the Territory whose approval is necessary to market an Elan Royalty Product in the relevant country of the Territory;

     "SHARES" means the common stock of the Company, par value $1.00 per share;

     "SUBSIDIARY" of any Person means any other Person, (i) of which (or in which) greater than 50% of (A) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such second Person, if a corporation, (B) the interest in the capital or profits of such second Person, if a partnership or other entity, or (C) the beneficial interest of such trust or estate, if a trust or estate, is at the time directly or indirectly owned by such first Person, by such first Person and one or more other Subsidiaries of such first Person, or by one or more other Subsidiaries of such first Person; (ii) which is otherwise effectively controlled by such first Person or any other Subsidiary of such first Person, pursuant to contract, arrangement, understanding or otherwise; or (iii) or any other corporation, association or other business entity that is required by GAAP to be combined or consolidated with such Person.

     "SUBSTITUTE PRODUCT" means a Medipad System based on, using and/or incorporating the Elan Technology and/or the Company Technology a Substitute Compound, including but not limited to patents and know-how that may be acquired by or on behalf of the Company;

     "SUBSTITUTE COMPOUND" means the substitute compound described in Clause 3 of the License Agreement;

     "TECHNOLOGIES" means collectively, the Company Technology and the Elan Technology;

     "TERRITORY" means [****];

     "TERM" shall have the meaning assigned to such word in Clause 16.1;

     "TECHNOLOGICAL COMPETITOR" means a Type I Technological Competitor or a Type II Technological Competitor;

     "THIRD PARTY TECHNOLOGY" shall have the meaning assigned to it in Clause
     3.1. of the License Agreement;

     "TYPE I TECHNOLOGICAL COMPETITOR" means [****];

     "TYPE II TECHNOLOGICAL COMPETITOR" shall mean [****];

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     "UNITED STATES DOLLAR" and "US$" means the lawful currency of the United States of America.

1.2  Words importing the singular shall include the plural and vice versa.

1.3 Unless the context otherwise requires, reference to a recital, article, paragraph, provision, clause or schedule is to a recital, article, paragraph, provision, clause or schedule of or to this Agreement.

1.4 Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

1.5 The headings in this Agreement are inserted for convenience only and do not affect its construction.

1.6 Unless the context or subject otherwise requires, references to words in one gender include references to the other genders.

1.7 References to "include" or "including" shall be construed as examples only, and in no way be read as limiting.

                                   CLAUSE 2

                        REPRESENTATIONS AND WARRANTIES

2.1 Each of Elan, Endorex and the Company hereby represents and warrants to the other that the Shares acquired or to be acquired by it in the Company will be acquired for its own absolute beneficial ownership and not on behalf of any other Person.

2.2 Each of Elan, Endorex and the Company hereby represents and warrants to the other that:

     (i)   it is duly incorporated under the laws of its place of incorporation;

     (ii) it has full authority and capacity to enter into and perform its obligations under this Agreement (having obtained all requisite corporate and governmental approvals);

     (iii) it is not engaged in any litigation or arbitration, or in any dispute or controversy reasonably likely to lead to litigation, arbitration or any other proceeding, which would materially affect the validity of this Agreement, the Party's fulfillment of its respective obligations under this Agreement or the business of the Company as contemplated herein; and

     (iv) this Agreement has been fully authorised, executed and delivered by it and it has full legal right, power and authority to enter into and perform this Agreement, which constitutes a valid and binding agreement between the Parties.

                                    CLAUSE 3

                     DIRECTION OF RESEARCH AND DEVELOPMENT

3.1 The Directors shall appoint a management committee (the "MANAGEMENT COMMITTEE") to perform certain operational functions, such delegation to be consistent with the Directors' right to delegate powers pursuant to the Company's Certificate of Incorporation or equivalent certificate or document under applicable laws of the Company's country of incorporation. The Management Committee shall initially consist of four members, two of whom shall be nominated by the Elan Director and two of whom shall be nominated by the Endorex Director, and each of whom shall be entitled to one vote, whether or not present at any Management Committee meeting during which such operational functions are discussed. Each of the Elan Director and the Endorex Director shall be entitled to remove any of their nominees to the Management Committee and appoint a replacement in place of any nominees so removed. The number of members of the Management Committee may be altered if agreed to by the Directors; provided that at all times during the term of this Agreement, each of the Elan Director and the Endorex Director shall be entitled to appoint an equal number of members to the Management Committee.

3.2 The Management Committee shall appoint a research and development committee (the "R&D Committee"). The R&D Committee shall initially consist of four members, with an equal number being nominated by the nominees of the Elan Director on the Management Committee and by the nominees of the Endorex Director on the Management Committee, and each of whom shall have one vote, whether or not present at an R&D Committee meeting during which research and development issues are discussed. The nominees of the Elan Director or the nominees of the Endorex Director shall be entitled to remove any of their nominees to the R&D Committee and appoint a replacement in place of any nominees so removed. The number of members of the R&D Committee may be altered if agreed to by the Management Committee; provided, that at all times during the term of this Agreement an equal number of members shall be nominated by the nominees of the Elan Director and by the nominees of the Endorex Director.

3.3 The Management Committee shall be responsible for, inter alia, devising, implementing and reviewing strategy for the Business and, in particular, devising the Company's strategy for research and development in relation to the Field and to monitor and supervise the implementation of the Company's strategy for research and development.

3.4 The Management Committee shall report all significant developments to the Directors on the occurrence thereof and, in addition, shall report at quarterly intervals to the Directors. Any dispute or deadlock among the members of the Management Committee shall be referred by it to the Directors.

3.5 The R&D Committee shall be responsible for the design of the Research and Development Program for consideration by the Management Committee and the implementation of the Research and Development Program as approved by the

     Management Committee. The R&D Committee shall meet at regular intervals to monitor the progress of the Research and Development Program and to report on their progress to the Management Committee.

                                   CLAUSE 4

                      CONDUCT OF RESEARCH AND DEVELOPMENT

4.1 For a period commencing on the date hereof and expiring on 31st December, 1999, as described in the Company Subscription Agreement, each of Elan and Endorex shall undertake to perform research and development related to the development and commercialization of the Elan Royalty Products in an amount up to a maximum of [****] at the request of the Company and as articulated in the Plan in furtherance of the development and commercialization of the Elan Royalty Products and cultivation of Patent Rights and Know-How related to the Elan Royalty Products, and the Company Technology. The cost of such development work shall be the applicable Party's respective Cost plus [****]. All subcontracted services by third parties shall be charged at cost.

4.2 Research and development work related to Elan Royalty Products, the Third Party Technology or the Company Technology, including, without limitation, formulation, optimization, clinical and regulatory activities shall be conducted by Elan and Endorex as provided in the Plan. Research and development activities related primarily to the Elan Technology shall be conducted by Elan. Nothing in this Clause 4.2. shall be deemed [****] in the event that [****].

4.3 With reference to Clause 3 of the License Agreement, in the event that notwithstanding its reasonable endeavours, the Company [****] Elan and Endorex shall [****]. The selection of the Substitute Compound [****].

4.4 Each of Elan and Endorex (each, a "PROVIDING PARTY") shall use its reasonable endeavours to conduct its portion of the Research and Development Program in accordance with the timetable set out in the Research and Development Program. The research and development work conducted by the Providing Party for the Company shall be in accordance with the Research and Development Program devised by the R&D Committee as approved by the Management Committee. The Providing Party shall, in accordance with the terms and conditions set forth in this Agreement, undertake reasonably diligent efforts, as would be deemed commensurate with the achievement of its own business aims for a similar product of its own, to conduct its part of the Research and Development Program.

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.5 The Research and Development Program(s) shall be directed by the R&D Committee, subject to the strategic direction of the Management Committee. In conducting the Research and Development Program(s), the Providing Party shall co-operate fully with the R&D Committee and the Management Committee. Each Providing Party shall maintain the facilities used by it for the performance of the Research and Development Program in compliance with the applicable requirements of the RHA's, including GMP and GLP standards.

4.6 The Company may evaluate the reports and other data furnished by the Providing Party for the purpose, inter alia, of deciding whether or not to proceed with all or part of the applicable Research and Development Program.

4.7 Elan, Endorex and the Company shall agree on a budget in connection with the activities to be undertaken during the Research and Development Program, which budget shall form part of the Research and Development Program. In the event that as a result of additional activities to be undertaken by the Providing Party at the request of the Company the budget needs to be revised, Elan, Endorex and the Company will agree on such revision prior to the Providing Party commencing any such additional development activities.

4.8 The Providing Party will keep accurate records consistent with its normal business practices of the efforts expended by it under the Research and Development Program for which it is charging the Company, which will include the time spent by each person working on the Research and Development Program.

4.9 [****] the Providing Party shall permit the Company or its duly authorized representative on reasonable notice and at any reasonable time during normal business hours to have access to inspect and audit the accounts and records of the Providing Party and any other book, record, voucher, receipt or invoice relating to the calculation or the Cost of the Research and Development Program or, where applicable, for the supply of the Elan Royalty Products and to the accuracy of the reports which accompanied them. Any such inspection of the Providing Party's records shall be at the expense of the Company, except that if any such inspection reveals an overpayment in the amount of the Costs paid to the Providing Party for the Research and Development Program in any calendar quarter of [****] or more of the amount of the Costs actually due to the Providing Party hereunder, then the expense of such inspection shall be borne solely by the Providing Party instead of by the Company. Any surplus over the Costs properly payable by the Company to the Providing Party shall be paid promptly to the Company. If such inspection reveals a deficit in the amount of the Costs properly payable to the Providing Party by the Company, the Company shall pay the deficit to the Providing Party.

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.10 Subject to the provisions of Clause 4.1, the Company shall pay the Providing Party for any research and development work carried out by them on behalf of the Company at the termination of each stage of the Research and Development Program, subject to the proper invoicing of research and development work and expenses.

                                   CLAUSE 5

                             REGULATORY APPROVALS

5.1 During the relevant regulatory procedure, the Company shall keep the other Parties promptly and fully advised of the relevant regulatory activities, progress and procedures. The Company shall inform the other Parties of any dealings it shall have with an RHA, and shall furnish the other Parties with copies of all correspondence. The Parties shall collaborate in relation to obtaining the approval of the RHA's for final approved labelling.

5.2 The Company shall, at its own cost, file, prosecute and maintain any and all Regulatory Applications specifically related to the Third Party Technology, the Company Technology and the Elan Royalty Products but not the Medipad System itself and all Regulatory Approvals specifically related to the Third Party Technology, the Company Technology and the Elan Royalty Products shall remain the property of the Company; provided, that the Company shall allow the other Parties access thereto to enable those Parties to fulfill their obligations and exercise their rights under this Agreement, and the License Agreement. The Company shall diligently pursue all regulatory activities described in this Clause 5.2.

5.3 The costs and expenses of any filings and proceedings made by the Company to the RHA's, including post approval studies required by the RHA's in respect of an Elan Royalty Product, and to maintain the RHA's approval hereunder shall be paid by the Company.

5.4 It is hereby acknowledged that there are inherent uncertainties involved in the registration of pharmaceutical products with the RHA's insofar as obtaining approval is concerned and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration as set forth in this Agreement. Therefore, except for using its reasonable efforts, neither Elan nor Endorex shall have any liability to the Company solely as a result of any failure of an Elan Royalty Product to achieve the approval of any RHA.

5.5 Elan shall, at its own cost, file, prosecute, maintain any and all Regulatory Applications specifically related to the Medipad System and the Elan Technology and all Regulatory Approvals specifically related to the Elan Technology shall remain the property of Elan; provided, that Elan shall allow the other Parties access thereto and the use thereof to enable those Parties to fulfil their obligations and exercise their rights under this Agreement, and the License Agreement.

                                   CLAUSE 6

                     PROPERTY OWNERSHIP RIGHTS/COMPETITION

The Parties acknowledge and agree to be bound by:

6.1 the provisions of Clause 5 of the License Agreement outlining the agreement between the parties thereto in relation to Intellectual Property Rights; and

6.2 the provisions of Clause 5 of the License Agreement outlining the agreement between the parties thereto in relation to competition.

                                   CLAUSE 7

                                 PATENT RIGHTS

7.1 The rights and obligations of the Elan and the Company in respect of any Patents claiming the Technologies are governed by the provisions of the License Agreement.

                                   CLAUSE 8

                                   EQUIPMENT

8.1 Any equipment or other assets purchased by Endorex and/or Elan which are funded by the Company shall belong to the Company. In the event that such equipment or assets are purchased, the Parties shall conclude the appropriate arrangements as regards insurance and bailment provisions.

                                   CLAUSE 9

                           EXPLOITATION OF PRODUCTS

9.1 The Company will have [****] any Elan Royalty Products subject to the other terms of this Agreement. [****]. It may be necessary to file a Regulatory Application and perform clinical testing in more than one country. The conduct of such clinical trials and the obtaining of Regulatory Approvals shall be regulated in accordance with arrangements agreed upon by the Management Committee.

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.2 The Management Committee shall review the Research and Development Program on a regular basis to decide, inter alia, whether such Research and Development Program should continue, be terminated, continue as modified or whether the Parties should commence a new Research And Development Program. Any Party may call upon the Management Committee of the Company to review termination of the Research and Development Program for an Elan Royalty Product.

9.3 The strategy for the registration and the commercialization of the Elan Royalty Products shall be determined by the Management Committee.

                                   CLAUSE 10

                       TECHNICAL SERVICES AND ASSISTANCE

10.1 Whenever commercially and technically feasible, the Company shall contract with Endorex or Elan, as the case may be, to perform such other services as the Company may require, other than those specifically dealt with in the Elan License Agreement and in Clause 4. In determining which Party should provide such services, the Management Committee shall take into account the respective infrastructure, experience and Cost of Elan, and Endorex. Nothing in this Clause 10.1 shall be deemed to prohibit the Company from contracting such required services from an Independent Third Party in the event that [****].

10.2 The Company shall, if appropriate, conclude an administrative support agreement with Elan and Endorex on such terms as the parties thereto shall in good faith negotiate. The management services required include, but are not limited to, one or more of the following management services which shall be requested by the Company:

     (i)   accounting, financial and other services;

     (ii)  tax services;

     (iii) insurance services;

     (iv)  human resources services;

     (v)   legal and company secretarial services;

     (vi)  patent and related intellectual property services; and

     (vii) all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required.

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.3 If Elan or Endorex so requires, Endorex or Elan, as the case may be, shall receive, at times and for periods mutually acceptable to the parties, employees of the other party (such employees to be acceptable to the receiving party in the matter of qualification and competence) for instruction in respect of the Elan Technology or the Company Technology, as the case may be, as is necessary to further the Research and Development Programs.

10.4 The employees received by Elan or Endorex, as the case may be, shall be subject to obligations of confidentiality no less stringent than those set out in Clause 17 and such employees shall observe the rules, regulations and systems adopted by the Party receiving the said employees for its own employees or visitors.

                                   CLAUSE 11

                              SUPPLY ARRANGEMENTS

11.1 Elan shall supply, or procure the supply of, Elan Royalty Products to the Company at [****]. In advance of the first launch of an Elan Royalty Product, the Parties shall negotiate in good faith a supply agreement on pharmaceutical industry standard terms, including provisions as to product quality and supply.

                                   CLAUSE 12

                     PROCEEDINGS OF DIRECTORS AND CHAIRMAN

12.1 As described in the Company Subscription Agreement, the board of directors of the Company shall consist of five members as follows: one Elan Director and four Endorex Directors. In the event that Elan shall exercise the Exchange Right, the board of directors shall be altered so that the number of shall consist of four members as follows: two Elan Directors and two Endorex Directors.

12.2 As of the date hereof and until Elan exercises its Exchange Right, an Endorex Director shall be the chairman of the Company's board of directors.

12.3 The Chairman appointed under Clause 12.2 shall retire once Elan exercises its Exchange Right. Thereafter:

     (i) each Participant, beginning with Elan, shall have the right, exercisable alternatively, of nominating one of the Directors to be Chairman of the Company for a period of one year;

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (ii) the Chairman shall hold office until the termination of the next Annual Meeting following his appointment;

     (iii) if the Chairman is unable to attend any meeting of the board, the Director of the same designation shall act as Chairman in his place at the meeting.

                                   CLAUSE 13

                   MATTERS REQUIRING PARTICIPANTS' APPROVAL

13.1 In consideration of Elan agreeing to enter into the License Agreement, the Parties hereby agree that neither the Company nor any Subsidiary of the Company shall, without the prior approval of each of the Participants:

     (i)    engage in any activity other than the Business;

     (ii) acquire or dispose of assets of a value in excess of [****] or sell the principal assets, undertaking or Business of the Company;

     (iii) borrow any sum (except from the Company's bankers in the ordinary and proper course of the Business) in excess of a maximum aggregate sum outstanding at any time of [****].

     (iv) make any loan or advance or give any credit (other than normal trade credit) in excess of [****] to any Person;

     (v) give any guarantee or indemnity to secure the liabilities or obligations of any Party other than those which it is usual to give in the ordinary course of a business similar to the Business;

     (vi) enter into any contract, arrangement or commitment involving expenditure on capital account or the realization of capital assets if the amount or the aggregate amount of such expenditure or realisation by the Company and all of the Subsidiaries of the Company would exceed [****] in any one year or in relation to any one project, and for the purpose of this paragraph the aggregate amount payable under any agreement for hire, hire purchase or purchase on credit sale or conditional sale terms shall be deemed to be capital expenditure incurred in the year in which such agreement is entered into;

     (vii) issue any unissued Shares or create or issue any new shares, or alter any rights attaching to the Company's capital stock;

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (viii) create, acquire or dispose of any Subsidiary or of any shares in any Subsidiary;

     (ix) enter into any partnership or profit sharing agreement with any Person other than arrangements with trade representatives and similar Persons in the ordinary course of business;

     (x) issue any debentures or other securities convertible into shares or debentures or any share warrants or any options in respect of Shares;

     (xi) acquire, purchase or subscribe for any shares, debentures, mortgages or securities (or any interest therein) in any company, trust or other Person;

     (xii)   adopt any employee benefit program or incentive schemes;

     (xiii) engage any new employee of the Company at remuneration which could exceed the rate of [****] per annum;

     (xiv)   pay any remuneration to Directors by virtue of holding such office;

     (xv) licence or sub-licence any of the Elan Technology or the Company Technology;

     (xvi)   amend or vary the terms of the Licence Agreement;

     (xvii)  undertake a Research and Development Program;

     (xviii) file an amendment to the Company's certificate of incorporation or alter the by-laws or equivalent certificate or documents under applicable laws of the Company's country of incorporation;

     (xix)   alter the number of the Company's directors;

     (xx) any actions of the Company in relation to the acquisition of the Third Party Technology or the nomination of the Substitute Compound under Clause 3 of the License Agreement;

     (xxi) pay dividends or distributions in respect of, or redeem or repurchase, the equity of the Company; or

     (xxii)  amend or vary the terms of the Plan.



_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   CLAUSE 14

                         THE BUSINESS PLAN AND REVIEWS

14.1 The Directors shall meet as soon as reasonably practicable after the date hereof and in any event within 90 days of signing this Agreement, to agree and approve the Business Plan and operating budget for the initial Financial Year. Thereafter the Directors shall reach agreement on each subsequent Financial Year operating budget at least 30 days prior to the commencement of each respective Financial Year.

14.2 The Participants agree that the Management Committee shall submit to the Directors, on 15th February, 15th May, 15th August and 15th November, or as soon as reasonably practicable thereafter in each Financial Year, a report on the performance of the business activities of the Company and the Directors shall hold such meeting as may be necessary to review the performance of the Company against the Plan for the relevant year of trading.

                                   CLAUSE 15

                                   DISPUTES

15.1 Disputes among the members of the R&D Committee in connection with the Licence Agreement (each such event, a "COMMITTEE DISPUTE") which cannot be resolved by consensus shall be forwarded to the Management Committee for discussion and resolution, by filing of a notice of dispute from the R&D Committee to the Management Committee.

15.2 In the event that the members of the Management Committee, after reasonable consideration, cannot resolve a Committee Dispute within 10 days of receipt of a notice as described in Clause 15.1, such Committee Dispute shall be forwarded to a designated senior officer of each of Elan and Endorex and thereafter to the board of directors for discussion and resolution, by submission of a letter from the Management Committee to the Chairman of the board of directors detailing the issue in dispute and the position of each party in relation thereto.

15.3 Disputes under this Agreement among members of the Management Committee (each such event a "MANAGEMENT DISPUTE"; together with a Committee Dispute, a "DISPUTE"), which cannot be resolved by consensus shall also be forwarded to the board of directors for discussion and resolution, by submission of a letter from the Management Committee to the Chairman of the board of directors detailing the issue in dispute and the position of each party in relation thereto.

15.4 In the event of submission of a letter accordance with Clause 15.2 or 15.3, the members of the board of directors shall convene in person or via telephone conference within 10 days in order to discuss the Dispute. After discussion and consideration, resolution of the Dispute shall be decided by a majority vote of the board of directors.

15.5 In the event that the board is unable to resolve a Dispute, the Chairman shall refer the matter to an expert (the "EXPERT"), mutually acceptable to the Parties; or in the event that the Parties cannot so agree, a Panel (as defined below) in accordance with the procedures for such Panel as set forth below in Clause 15.9 below. In each case, the Expert shall be selected having regard to his suitability to determine the particular dispute or difference on which he is being requested to determine. The Expert shall afford each Party a reasonable opportunity, in writing or orally, to state its respective reasons in support of such contentions as each Party may wish to make relative to the matters under consideration. The Expert shall give notice in writing of his determination to the Parties within such time as may be stipulated in his terms of appointment, or in the absence of such stipulation as soon as practicable, but in any event within three weeks from the reference of the Committee Dispute to him.

15.6 The fees of each Expert shall be shared equally between the Parties. The Expert shall be entitled to inspect and examine all documentation and any other material which he may consider to be relevant to the Dispute.

15.7 Any determination by the Expert shall not be final and binding on the Parties.

15.8 In no event shall the referral of a Dispute to the Expert supercede the provisions of Clause 13 of this Agreement, that both the Elan Director(s) and Endorex Directors, and where applicable the Participants, approve certain business decisions.

15.9 In the event that the board of directors is unable to agree upon an Expert, a panel of experts (the "PANEL") shall be appointed as follows. Each of the Elan Director and the Endorex Director shall each select one Expert, each in their sole discretion, using good faith to select an Expert with appropriate qualifications. Within 20 days of the appointment of such Experts, the two Experts so selected shall appoint a third Expert from a list of arbitrators provided by the American Arbitration Association (the "AAA"); provided, that in the event that the two selected Experts are unable to agree upon such third Expert within 20 days, any director of the Company may request the AAA to appoint such third Expert.

15.10 Notwithstanding Clause 15.9, each of the Elan Director and the Endorex Director shall be prohibited from selecting as an Expert any person who has or has had a material interest or relationship (i.e., through employment, stock ownership, business affiliation or otherwise) with a Party or any of its directors, officers or employees. Service as an Expert hereunder shall not constitute such a material interest or relationship in connection with the resolution of subsequent Disputes.

                                   CLAUSE 16

                                  TERMINATION

16.1 The Company shall continue to operate and exist for so long as its stockholders shall determine, and this Agreement and the Company Subscription Agreement shall govern such operation and existence until this Agreement shall be terminated in accordance with this Clause 16 (the "TERM").

16.2 For the purpose of this Clause 16, a "RELEVANT EVENT" is committed by Elan or Endorex if:

      (i) it commits a material breach of one of its material obligations under this Agreement and fails to remedy such breach within 60 days of being specifically required in writing to do so by the other Participant; provided, however, that if the breaching Participant has proposed a course of action to rectify the breach and is acting in good faith and with due diligence to rectify same but has not cured the breach by the 60th day, such rectifying period shall be extended by an amount of time as is reasonably necessary to permit the breach to be rectified;

      (ii) it ceases, wholly or substantially, to carry on its business, other than for the purpose of a reorganization, without the prior written consent of Elan in the case of Company, or Company in the case of Elan (such consent not to be unreasonably withheld);

      (iii) the voluntary appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer over all or substantially all of its assets under the laws of its state or country of incorporation;

      (iv) an application or petition for bankruptcy, corporate reorganization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the laws of its state or country of incorporation, is filed, and is not discharged within 90 days.

16.2 If either Participant commits a Relevant Event, the other Participant shall have in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' written notice; provided, that such written notice be given within 60 days following the date that the other Participant becomes aware of the Relevant Event.

16.3 In the event that a [****] shall, directly or indirectly, [****]or otherwise [****] shall be entitled to forthwith [****] to [****].

16.4 If, at any time, the Participants agree that the Company should be wound up or liquidated, the Parties shall ensure that, after all of the debts of the Company have been satisfied, the assets of the Company shall be distributed, in specie in accordance with the Participants' ownership interest in the Company and/or as the Parties further agree to negotiate in good faith, the terms for other arrangements, including cross licences, as may be necessary to enable Endorex and Elan to exploit the Company Technology for the Field.

_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   CLAUSE 17

                                CONFIDENTIALITY

17.1 Each of the Parties acknowledge that it may be necessary, from time to time, to disclose to one another confidential and proprietary information, including without limitation, inventions, the Technologies, improvements and the patents relating thereto, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the Field, the terms of the various agreements between the Parties, the Elan Royalty Products, processes, and services, of the disclosing Party ("CONFIDENTIAL INFORMATION").

Confidential Information shall not be deemed to include:

      (i)   information that is in the public domain;

      (ii)  information which is made public by the disclosing Party;

      (iii) information which is independently developed by a Party without the aid or application of the Confidential Information;

      (iv) information that is published or otherwise becomes part of the public domain without any disclosure by a Party, or on the part of a Participant's directors, officers, agents, representatives or employees;

      (v) information that becomes available to a Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source, to the best of the receiving Party's knowledge, did not acquire this information on a confidential basis; or

      (vi) information which the receiving Party is required to disclose pursuant to:

            (A) a valid order of a court or other governmental body or any political subdivision thereof or otherwise required by law; or

            (B) other applicable law or judicial or administrative process; provided that if the receiving Party becomes legally required to disclose any confidential information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

17.2 Any Confidential Information revealed by a Party to another Party shall be used by the receiving Party exclusively for the purpose of fulfilling the receiving Party's obligations under this Agreement and for no other purpose.

17.3 Each of the Parties agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this Agreement. Each of the Parties further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each of the Parties agrees that it will exercise the same degree of care, but in no event less than a reasonable degree, and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Participant, as the receiving Party would exercise to preserve its own proprietary and confidential information. Each of the Parties agrees that it will, upon request of a Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by, such Party.

17.4 Notwithstanding the above, each Party may use or disclose Confidential Information disclosed to it by another Party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sub-license or otherwise exercising rights hereunder; provided, that if a Party is required to make any such disclosure of another Party's confidential information, other than pursuant to a confidentiality agreement, such disclosing Party shall inform the other Party thereof, and allow such other Party to participate in the disclosure process for the purpose of generally limiting, to the extent possible, such disclosure.

17.5 The provisions relating to confidentiality in this Clause 17 shall remain in effect during the Term, and for a period of [****] following the expiration or earlier termination of this Agreement.



_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.6 The Parties agree that the obligations of this Clause 17 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party expressly agrees that monetary damages may be inadequate to compensate a Party for any breach by another Party of its covenants and agreements set forth herein. Accordingly, the Parties agree and acknowledge that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, a Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 17, or a continuation of any such breach by another Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

                                   CLAUSE 18

                             PARTICIPANTS' CONSENT

18.1 Where this Agreement provides that any particular transaction or matter requires the consent, approval or agreement of any Participant, such consent, approval or agreement may be given subject to such terms and conditions as that Participant may impose and to which the other Participant shall agree and any breach of such terms and conditions by any Persons subject thereto shall ipso facto be deemed to be a breach of the terms of this Agreement.

                                   CLAUSE 19

                           PARTIES AND COMPANY BOUND

19.1 The Company undertakes with each of the Parties to be bound by and comply with the terms and conditions of this Agreement insofar as the same relate to the Company.

19.2 Each Party undertakes with the others to exercise its part in relation to the Company so as to ensure that the Company fully and promptly observes, performs and complies with its obligations under this Agreement.

                                   CLAUSE 20

                                     COSTS

20.1 Each Party shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement and the related agreements and other documents.

20.2 All costs, legal fees, registration fees and other expenses, including the costs and expenses incurred in relation to the incorporation of the Company, shall be borne by the Company.

                                   CLAUSE 21

                                    GENERAL

21.1  GOOD FAITH

      Each of the Parties hereto undertakes with the others to do all things reasonably within its power which are necessary or desirable to give effect to the spirit and intent of this Agreement.

21.2  FURTHER ASSURANCE

      The Parties hereto shall use their respective reasonable efforts to procure that any necessary third party shall do, execute and perform all such further deeds, documents, assurances, acts and things as any of the Parties hereto may reasonably require by notice in writing to the others to carry the provisions of this Agreement into full force and effect; including, without limitation, the execution of any documents required to ensure the assignment of the Technologies, as described in Clause 6.1. In addition, each of Elan and Endorex shall cooperate and make reasonably available to the Company (including its authorized agents and representatives) all assistance reasonably necessary or appropriate to enable the Company to prepare, file, prosecute and maintain Patents or other intellectual property rights related to the Technologies, throughout the Territory.

21.3  NO REPRESENTATION

      Each of the Parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty save as expressly set out herein or in any document referred to herein.

21.4  EXERCISE OF POWERS

      Where either Participant is required under this Agreement to exercise its powers in relation to the Company to procure a particular matter or thing, such obligation shall be deemed to include an obligation to exercise its powers both as a Participant and as a Director (where applicable) of the Company and to procure that any Director appointed by it (whether alone or jointly with any other Person) shall procure such matter or thing.

21.5  FORCE MAJEURE

      Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay results from causes beyond its reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

21.6  RELATIONSHIP OF THE PARTICIPANTS

      Nothing contained in this Agreement is intended or is to be construed to constitute Elan and Endorex as partners, or Elan as an employee of Endorex, or Endorex as an employee of Elan. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of another Party or to bind another Party to any contract, agreement or undertaking with any third party.

21.7  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

21.8  NOTICES

      Any notice to be given under this Agreement shall be sent in writing in English by registered mail, airmail, reputable courier or recorded delivery post, or telecopied to:

if to Elan:              Elan Corporation, plc
                         Lincoln House
                         Lincoln Place
                         Dublin 2,
                         Ireland
                         Attention: Vice President & General Counsel
                         Elan Pharmaceutical Technologies
                         Fax; 353 1 662 4960


with a copy to:          Brock Silverstein McAuliffe LLC
                         153 East 53rd Street
                         56th Floor
                         New York, New York  10022
                         Attention: David Robbins
                         Fax 1 212 371 5500

IF TO ENDOREX:           Endorex Corp.
                         900 North Shore Drive
                         Lake Buff, Illinois  60044
                         Attention:  President
                         Fax 1 847 604 8570
with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         1633 Broadway
                         47th Floor
                         New York, New York  10019
                         Attention: Nigel Howard
                         Fax 1 212 586 7878

-IF TO THE COMPANY:      Clarendon House
                         2 Church Street
                         Hamilton
                         Bermuda

                         Attention:  President and Chairman
                         Fax 1 441 292 4720

      with a copy to:

                         Brobeck, Phleger & Harrison LLP
                         1633 Broadway
                         47th Floor
                         New York, New York  10019
                         Attention: Nigel Howard
                         Fax 1 212 586 7878

      with a copy to counsel to each of Elan and Endorex at the respective addresses listed above, with a copy to the non-notifying Parties; or to such other address(es) as may from time to time be notified by any Party to the others hereunder.

      Any notice sent by mail shall be deemed to have been delivered within seven working days after dispatch and any notice sent by reputable courier shall be deemed to have been delivered within 24 hours of the time of the dispatch. Notices of change of address shall be effective upon receipt.

21.9  GOVERNING LAW AND DISPUTES

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles thereof relating to conflict of laws. The Parties agree to submit to the jurisdiction of the courts of New York for the resolution of disputes hereunder, which the Parties have not otherwise agreed should be subject to the binding determination of an Expert or Panel, pursuant to the terms of this Agreement.

21.10 SEVERABILITY

      If any provision in this Agreement is agreed by the Parties to be, deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

21.11 AMENDMENTS

      No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorised representative of all Parties.

21.12 WAIVER

      No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

21.13 ASSIGNMENT

      This Agreement may not be assigned by any Party without the prior written consent of the other, which consent in relation to the proposed assignment to an Affiliate of a Party shall not be unreasonably withheld, conditioned or delayed.

21.14 NO EFFECT ON OTHER AGREEMENTS

      No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the Parties unless specifically referred to, and solely to the extent provided, in any such other agreement. In the event of a conflict between the provisions of this Agreement and the provisions of the License Agreements or the Company Subscription Agreement, the terms of this Agreement shall prevail.

21.15 SUCCESSORS

      This Agreement shall be binding upon and enure to the benefit of the Parties hereto, their successors and permitted assigns.

IN WITNESS THEREOF the Parties hereto have executed this Joint Development and Operating Agreement in quadruplicate.


SIGNED BY
For and on behalf of
ELAN CORPORATION, PLC


/s/ Liam Daniel

SIGNED BY
FOR AND ON BEHALF OF
ELAN INTERNATIONAL SERVICES, LTD.


/s/ Liam Daniel

SIGNED BY
For and on behalf of
ENDOREX CORPORATION


/s/ Michael S. Rosen
President and Chief Executive Officer

SIGNED BY
For and on behalf of
ENDOREX NEWCO, LTD.


/s/ Michael S. Rosen
Chairman

                                  SCHEDULE 1

                       TYPE II TECHNOLOGICAL COMPETITOR

[****]



_____________
[****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.